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                                                                    Exhibit 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-363351) pertaining to the Brush Engineered Materials Inc. Savings and Investment Plan of our report dated June 18, 2002, with respect to the financial statements and schedule of the Brush Engineered Materials Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                          /s/ Ernst & Young, LLP


Cleveland, Ohio
June 21, 2002